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                   BlackRock Massachusetts Tax-Exempt Trust
                              File No. 811-07660
  Item No. 77Q1(a) (Copies of Material Amendments to Registrant's Charter or
                            By-laws) -- Attachment

Attached please find as an exhibit under Sub-Item 77Q1(a) of Form N-SAR, a copy of BlackRock Massachusetts Tax-Exempt Trust's (the "Fund") Amendment to the
                                                    ----
Fund's Series W-7 Variable Rate Demand Preferred Shares Notice of Special Rate Period dated June 7, 2016 and filed with the Fund's books and records.

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                                                                Exhibit 77Q1(a)

                   BLACKROCK MASSACHUSETTS TAX-EXEMPT TRUST
                                 (THE "FUND")
                                  SERIES W-7
             VARIABLE RATE DEMAND PREFERRED SHARES ("VRDP SHARES")

                             CUSIP NO. 09258E208*

                  AMENDMENT TO NOTICE OF SPECIAL RATE PERIOD

                                      June 7, 2016

                                      BlackRock Massachusetts Tax-Exempt Trust
                                      100 Bellevue Parkway
                                      Wilmington, Delaware 19809

TO: Addressees listed on Schedule 1 hereto

   In accordance with the Fund's Certificate of Designation Establishing and Fixing the Rights and Preferences of Variable Rate Demand Preferred Shares, dated June 13, 2012 (the "CERTIFICATE OF DESIGNATION"), the Fund hereby notifies the Liquidity Provider, the Remarketing Agent and the Holders of the VRDP Shares that the last day of the Special Rate Period has been extended from June 22, 2016 to June 21, 2017 in accordance with the terms of the Notice of Special Rate Period, dated June 14, 2012 (the "NOTICE OF SPECIAL RATE PERIOD").

   The last day of the Special Rate Period shall be June 21, 2017, or such later date as the Special Rate Period may be extended pursuant to the terms of the Notice of Special Rate Period.

   Capitalized terms used but not defined in this Amendment to Notice of Special Rate Period shall have the meanings given to such terms in the Certificate of Designation and the Notice of Special Rate Period.

                           [Signature Page Follows]
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*  NOTE: Neither the Fund nor the Tender and Paying Agent shall be responsible for the selection or use of the CUSIP Numbers selected, nor is any representation made as to its correctness indicated in any notice or as printed on any VRDP Share certificate. It is included solely as a convenience to Holders of VRDP Shares.

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IN WITNESS WHEREOF, I have signed this Amendment to the Notice of Special Rate
Period as of the date first written above.

                                             BLACKROCK MASSACHUSETTS TAX-EXEMPT
                                             TRUST

                                             By:  /s/ Jonathan Diorio
                                                  ------------------------------
                                                  Name: Jonathan Diorio
                                                  Title: Vice President

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                                                                     SCHEDULE 1
                                                                     ----------

               RECIPIENTS OF THIS NOTICE OF SPECIAL RATE PERIOD

Citibank, N.A.
390 Greenwich Street, 2nd Floor
New York, New York 10013
Attention: MSD Middle Office Manager
Telephone: (212) 723-6320
Fax: (212) 723-8642
Email: msdcititob@citi.com

Citigroup Global Markets Inc.
390 Greenwich Street
New York, New York 10013
Attention: Middle Office Manager
Telephone: (212) 723-7124
Fax: (212) 723-8642
Email: msdcititob@citi.com

The Depository Trust Company
LensNotice@dtcc.com